EXHIBIT 5

                                       TO

                       REGISTRATION STATEMENT ON FORM SB-2



                      -----------------------------------



               OPINION AND CONSENT OF COUNSEL WITH RESPECT TO THE
                   LEGALITY OF THE SECURITIES BEING REGISTERED

                           Enterprise Law Group, Inc.

MENLO OAKS CORPORATE CENTER                         TELEPHONE:  (415)  462-4700
4400 BOHANNON DRIVE, SUITE 280                      FACSIMILE:  (415)  462-4747
MENLO PARK, CALIFORNIA  94025-1041               EMAIL:  info@enterpriselaw.com



                                November 4, 1996



Mendocino Brewing Company, Inc.
P.O. Box 400
13351 South Highway 101
Hopland, CA  95449

Gentlemen:

           We have acted as counsel to Mendocino Brewing Company, Inc., a California corporation (the "Corporation") in connection with the preparation of the Registration Statement on Form SB-2, which will be filed with the Securities and Exchange Commission (the "Commission") on or about November 4, 1996 by the Corporation under the Securities Act of 1933, as amended (the "Act"), and the Prospectus to be used in conjunction therewith (the "Registration Statement"), for registration under the Act of an aggregate of 600,000 shares of the Corporation's no par value common stock (the "Shares"). This Opinion Letter is provided to you pursuant to Item 5.1 of the Registration Statement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Accord (see below).

           This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Law of the State of California.

           In connection with rendering this Opinion Letter, we have made inquiries regarding such matters of fact and law as we believe law firms ordinarily and customarily make and rely upon in connection with letters such as this.

           We advise you that Nelson D. Crandall, a principal of this law firm who has actively participated in the preparation of this Opinion Letter, owns 100 shares of the common stock of the Corporation.

           Based upon and subject to the foregoing, we are of the opinion that when issued and delivered against payment therefor in accordance with the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

           This Opinion Letter may be filed as an exhibit to the Registration Statement. We consent to the reference to this firm as having passed on the validity of the Shares under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In

EXHIBIT 5

Mendocino Brewing Company, Inc.
November 4, 1996
Page 2 of 2


giving this consent, we make no admission that this firm is included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                                   Very truly yours,

                                            /s/ Enterprise Law Group, Inc.





NDC:wp
Ex05.doc


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